Exhibit 99.1

Paltalk, Inc. Reports Third Quarter 2022 Financial Results

Sequential Quarterly Reduction in Operating Expenses

Cash Balance of $15.5 Million at Quarter End

Jericho, NY – November 7, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the third quarter ended September 30, 2022.

Key Financial Highlights for:

Three Months Ended September 30, 2022

●	Revenue decreased 22% to $2.6 million compared to the prior year period;

●	Net loss increased 157% to $1.1 million compared to the prior year period;

●	Adjusted EBITDA loss of $0.8 million compared to Adjusted EBITDA income of $0.3 million for the prior year period;

●	Repurchased 207,000 shares of common stock pursuant to the Stock Repurchase Plan at an average price per share of $1.73, or an aggregate amount of $359,000, during the three months ended September 30, 2022;

●	Determined that, based on performance as of September 30, 2022 and pursuant to the Securities Purchase Agreement entered into in connection with the ManyCam acquisition, it was likely that gross sales during the earn-out period would exceed $600,000 but be less than $700,000, resulting in a recorded liability in the amount of $150,000 for payment to Visicom; and

●	Sales and marketing expense decreased 23% compared to the second quarter of 2022, which had the effect of increasing Adjusted EBITDA 14% compared to the prior quarter.

Nine Months Ended September 30, 2022

●	Revenue decreased 19% to $8.2 million compared to the prior year period;

●	Net loss of $2.9 million compared to net income of $1.3 million for the prior year period;

●	Adjusted EBITDA loss of $2.2 million compared to Adjusted EBITDA income of $1.5 million for the prior year period;

●	Cash balance of $15.5 million at September 30, 2022; after utilizing $2.9 million, including $0.2 million of expenses, for the acquisition of the ManyCam assets and $0.6 million in repurchasing common stock pursuant to our stock repurchase plan (“Stock Repurchase Plan”);

●	Repurchased 317,089 shares of common stock pursuant to the Stock Repurchase Plan at an average price per share of $1.80, or an aggregate amount of $572,000, during the nine months ended September 30, 2022;

●	Deferred revenue increased 8% to $2.1 million compared to 12/31/2021; and

●	The Company has no long-term debt on its balance sheet.

Business Highlights for the Third Quarter Ended September 30, 2022

●	Signed up corporate customers for ManyCam subscriptions, advancing the business-to-business channel; and

●	Made progress in optimizing ManyCam integration, which we expect to lead to revenue growth.

Patent Litigation Update

On July 23, 2021, the Company filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. in the U.S. District Court for the Western District of Texas. The trial is scheduled for the first quarter of 2023. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858 and on September 16, 2022, Cisco filed a motion to stay the lawsuit pending the reexamination.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “While our revenue continues to be impacted by the marco economic environment, we are pleased with the early traction and results of ManyCam and its integration, which is ongoing, with our portfolio of products of Paltalk, Camfrog and Tinychat. ManyCam is a live streaming software and virtual camera that allows users to deliver professional live videos on streaming platforms, video conferencing apps and distance learning tools, greatly complements our large collection of video-based communities. As ManyCam is a new product offering that sells primarily annual subscriptions, its revenue is accounted for in a manner consistent with similar subscription models, whereby we expect the cash received to initially outpace the subscription revenue recognized. We anticipate that subscription revenue related to ManyCam will increase in future quarters as the deferred revenue generated from ManyCam subscriptions is recognized.

Katz, continued, “We have several near-term objectives, which we believe, when achieved, will result in positive milestones for our business and potential growth for our Company. Our team is continuing to adjust our spend to better align with overall macro-economic conditions and invest in a measured way that ensures responsible cash management. This was apparent during the third quarter as our operating expenses decreased considerably compared to the previous quarter, resulting in a 1% decline in our overall expenses. Our reduction in expenses and efforts to streamline business efficiencies was ongoing throughout the third quarter, and we expect this trend to continue into the fourth quarter. We continue working with Roth Capital Partners, LLC to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our business. In addition, our product team continues to optimize our acquisition of the ManyCam software to not only maximize subscription revenue, but to integrate and cross-sell with our existing customer base and explore business-to-business sales opportunities.”

Katz, continued, “Our technology and development teams continue to implement several enhancements to our live video chat applications as well as the integration of card and board games and other features focused on user retention and monetization, which collectively are intended to increase user engagement and revenue opportunities.

We remain focused on developing our consumer application platform strategy by seeking potential partnerships with large third-party communities to whom we could promote a co-branded version of our video chat products and potentially share in the incremental revenues generated by these partner communities. And finally, we are continuing to defend our intellectual property.”

Katz, concluded, “Our cash position as of September 30, 2022 remains strong at $15.5 million and puts us in a good position as we seek a return to growth and profitability. We plan to continue to develop our consumer application platforms and defend our intellectual property as we seek to build stockholder value.”

Financial Results for Three Months Ended September 30, 2022

●	Revenue for the three months ended September 30, 2022 decreased by $0.8 million, or 22%, to $2.6 million, compared to $3.4 million for the three months ended September 30, 2021. This decline was primarily attributable to the decrease in subscription revenue of 19%, or $0.6 million, related to the macro-economic environment as well as a decrease in technology service revenue as a result of the termination of our partnership with Open Props, Inc. (formerly “YouNow”).

●	Advertising revenue decreased by 44% to $0.1 million, due to a slower growing user base as well as overall decline in the advertising market.

●	Loss from operations for the three months ended September 30, 2022, totaled $1.1 million, an increase of $0.6 million, or 132%, compared to operating loss of $0.5 million for the three months ended September 30, 2021. The increase in operating loss is primarily due to a decrease in revenue of $0.8 million, coupled with increased product development expenses of $0.2 million, or 11%, in connection with implementation of newly purchased software tools for marketing, as well as increased general and administrative expenses of $0.2 million, or 22% in connection with non-cash amortization in connection with ManyCam asset acquisition.

●	Net loss for the three months ended September 30, 2022 totaled $1.1 million, an increase of $0.6 million, or 157%, compared to net loss of $0.4 million for the three months ended September 30, 2021. The resulting net loss per share of common stock for the three months ended September 30, 2022, was $0.11, as compared to a net loss per share of common stock of $0.05 for the three months ended September 30, 2021.

●	Adjusted EBITDA loss for the three months ended September 30, 2022 totaled $0.8 million, compared to Adjusted EBITDA income of $0.3 million for the three months ended September 30, 2021.

●	Cash and cash equivalents totaled $15.5 million at September 30, 2022, a decrease of $6.3 million compared to $21.6 million at December 31, 2021. Of note, $2.9 million of cash was used for the acquisition of the ManyCam assets and $0.6 million was utilized in repurchasing common stock pursuant to the Stock Repurchase Plan.

●	Currently, the Company has no long-term debt on its balance sheet.

Financial Results for Nine Months Ended September 30, 2022

●	Revenue for the nine months ended September 30, 2022 decreased by $2.0 million, or 19%, to $8.2 million, compared to $10.2 million for the nine months ended September 30, 2022. This decline was mainly driven by a decrease in subscription revenue and technology service revenue.

●	Loss from operations for the nine months ended September 30, 2022 totaled $2.9 million, compared to operating income of $0.5 million for the nine months ended September 30, 2021.

●	Net loss for the nine months ended September 30, 2022 totaled $2.9 million, compared to net income of $1.3 million for the nine months ended September 30, 2021.

●	Adjusted EBITDA loss for the nine months ended September 30, 2022 totaled $2.2 million, compared to Adjusted EBITDA income of $1.5 million for the nine months ended September 30, 2021.

Key Financial and Operating Metrics from Operations (unaudited):

(in thousands, except for percentages)

	Three Months Ended
	September 30,		Change
	2022	2021	$	%
Subscription revenue	$2,539	$3,149	$(610)	-19%
Advertising revenue	$85	$151	$(66)	-44%
Technology service revenue	$--	$78	$(78)	-100%
Total revenues	$2,624	$3,378	$(754)	-22%
Loss from operations	$(1,060)	$(457)	$(603)	-132%
Net loss	$(1,050)	$(409)	$(641)	-157%
Net cash (used in) provided by operating activities	$(980)	$478	$(1,458)	-305%
Adjusted EBITDA (a non-GAAP measure)	$(781)	$301	$(1,082)	-359%

	Nine Months Ended
	September 30,		Change
	2022	2021	$	%
Subscription revenue	$7,946	$9,410	$(1,464)	-16%
Advertising revenue	$249	$304	$(55)	-18%
Technology service revenue	$--	$452	$(452)	-100%
Total revenues	$8,195	$10,166	$(1,971)	-19%
(Loss) income from operations	$(2,857)	$529	$(3,386)	-640%
Net (loss) income	$(2,918)	$1,329	$(4,247)	-320%
Net cash (used in) provided by operating activities	$(2,624)	$1,090	$(3,714)	-341%
Adjusted EBITDA (a non-GAAP measure)	$(2,174)	$1,504	$(3,678)	-245%

Third Quarter 2022 Conference Call

Date: Monday, November 7, 2022

Time: 4:30 PM ET

Dial-In Phone Numbers: Toll Free: 877-545-0523

International: 973-528-0016
Participant Access Code: 410178

Link: https://www.webcaster4.com/Webcast/Page/2856/46816

Replay:	Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 46816

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 14 patents. For more information, please visit: www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the anticipated impact of the ManyCam acquisition on our business and future financial and operating results; the Company’s ability to improve, market and promote the ManyCam software; the willingness of new and existing users to pay for the ManyCam software; our availability to consummate favorable acquisitions and integrate any companies or properties we acquire; the amount and timing of stock repurchases, if any, under the Company’s stock repurchase plan and our ability to enhance stockholder value through such plan; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights;  the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of net (loss) income to Adjusted EBITDA:
Net (loss) income	$(1,050,365)	$(409,036)	$(2,918,016)	$1,329,377
Interest (income) expense, net	(19,750)	195	3,004	(1,852)
Other (income) expense, net	-		27,361	-
Gain on extinguishment of term debt	-	-	-	(506,500)
Provision for income taxes	9,712	6,166	30,496	9,466
Realized gain from sale of digital tokens	-	(53,867)	-	(301,160)
Impairment loss on digital tokens	-	571,458	7.262	756,195
Depreciation and amortization expense	220,124	92,257	404,565	286,447
Stock-based compensation expense	59,729	93,430	271,349	(67,544)
Adjusted EBITDA	$(780,550)	$300,603	$(2,173,979)	$1,504,429

Non-GAAP Financial Measures

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest expense (income), net, provision for income taxes, gain on extinguishment of term debt, depreciation and amortization expense, other expense, net, stock-based compensation expense, gain on the termination of an lease, realized loss from sale of digital tokens and impairment loss on digital tokens.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income (expense), net; other income, net; the potentially dilutive impact of stock-based compensation; gain on the extinguishment of term debt; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$15,498,563	$21,636,860
Accounts receivable, net of allowances of $3,648 as of September 30, 2022 and December 31, 2021	120,272	153,448
Prepaid expense and other current assets	308,096	239,258
Total current assets	15,926,931	22,029,566
Operating lease right-of-use asset	179,432	239,491
Property and equipment, net	4,282	69,599
Goodwill	6,326,250	6,326,250
Intangible assets, net	3,800,873	196,543
Digital tokens	-	7,262
Other assets	13,937	13,937
Total assets	$26,251,705	$28,882,648

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$985,105	$1,332,632
Accrued expenses and other current liabilities	193,415	344,441
Contingent consideration	150,000	--
Operating lease liabilities, current portion	81,705	80,309
Deferred subscription revenue	2,060,867	1,915,493
Total current liabilities	3,471,092	3,672,875
Operating lease liabilities, non-current portion	97,727	159,182
Deferred tax liability	851,298	-
Total liabilities	4,420,117	3,832,057
Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued as of September 30, 2022 and December 31, 2021 and 9,515,068 and 9,832,157 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	9,864	9,864
Treasury stock, 349,052 and 31,963 shares as of September 30, 2022 and December 31, 2021, respectively	(766,536)	(194,200)
Additional paid-in capital	35,911,259	35,639,910
Accumulated deficit	(13,322,999)	(10,404,983)
Total stockholders’ equity	21,831,588	25,050,591
Total liabilities and stockholders’ equity	$26,251,705	$28,882,648

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Subscription revenue	$2,538,764	$3,148,822	$7,945,809	$9,410,096
Advertising revenue	84,703	151,318	248,827	303,601
Technology service revenue	-	77,507	-	451,755
Total revenues	2,623,467	3,377,647	8,194,636	10,165,452
Costs and expenses:
Cost of revenue	775,330	744,566	2,088,974	2,021,863
Sales and marketing expense	370,772	323,758	1,266,387	836,413
Product development expense	1,485,479	1,334,732	4,537,384	3,930,763
General and administrative expense	1,052,289	859,675	3,151,784	2,090,887
Impairment loss on digital tokens	-	571,458	7,262	756,195
Total costs and expenses	3,683,870	3,834,189	11,051,791	9,636,121
(Loss) income from operations	(1,060,403)	(456,542)	(2,857,155)	529,331
Interest income (expense), net	19,750	(195)	(3,004)	1,852
Gain on extinguishment of term debt	-	-	-	506,500
Realized gain (loss) from the sale of digital tokens	-	53,867	-	301,160
Other income (expense)	-	-	(27,361)	-
(Loss) income from operations before provision for income taxes	(1,040,653)	(402,870)	(2,887,520)	1,338,843
Provision for income taxes	(9,712)	(6,166)	(30,496)	(9,466)
Net (loss) income	$(1,050,365)	$(409,036)	$(2,918,016)	$1,329,377

Net (loss) income per share of common stock:
Basic	$(0.11)	$(0.05)	$(0.30)	$0.19
Diluted	$(0.11)	$(0.05)	$(0.30)	$0.18
Weighted average number of shares of common stock used in calculating net (loss) income per share of common stock:
Basic	9,722,157	7,718,034	9,774,904	7,179,953
Diluted	9,722,157	7,718,034	9,774,904	7,201,504

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(2,918,016)	$1,329,377
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation of property and equipment	65,317	147,947
Amortization of intangible assets	339,247	138,500
Amortization of operating lease right-of-use assets	60,059	54,625
Impairment loss on digital tokens	7,262	756,195
Realized gain from the sale of digital tokens	-	(301,160)
Gain on extinguishment of term debt	-	(506,500)
Stock-based compensation	271,349	(67,544)
Bad debt expense	-	(3,235)
Changes in operating assets and liabilities:
Digital tokens	-	(876,407)
Accounts receivable	33,176	(42,943)
Digital tokens receivable	-	210,000
Operating lease liability	(60,059)	(54,625)
Digital tokens payable	-	210,049
Prepaid expense and other current assets	(68,838)	25,442
Accounts payable, accrued expenses and other current liabilities	(498,553)	270,100
Deferred subscription revenue	145,374	(199,766)
Net cash (used in) provided by operating activities	(2,623,682)	1,090,055
Cash flows from investing activities:
Acquisition of ManyCam assets	(2,700,000)	-
Acquisition related costs of ManyCam assets	(242,279)	-
Proceeds from the sale of digital tokens	-	806,618
Net cash (used in) provided by investing activities	(2,942,279)	806,618
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuances costs	-	3,230,739
Purchase of treasury stock	(572,336)	-
Net cash (used in) provided by financing activities	(572,336)	3,230,739
Net (decrease) increase in cash and cash equivalents	(6,138,297)	5,127,412
Balance of cash and cash equivalents at beginning of period	21,636,860	5,585,420
Balance of cash and cash equivalents at end of period	$15,498,563	$10,712,832
Supplemental disclosure of cash flow information:
Cash paid during the periods:
Interest	$-	$-
Taxes	$-	$-
Non-cash investing and financing activities:
Write-off of property and equipment	$1,475,649	$-
Deferred tax liability associated with the acquisition of ManyCam assets	$851,298	$-
Accrued Contingent Consideration	$150,000	$-
Modification of operating lease right-of use asset and liability	$-	$244,940